                                                                  Exhibit 99.1






                           INDEPENDENT AUDITORS' REPORT





    Board of Directors
    Arvig Telcom, Inc.
    Pequot Lakes, Minnesota


    We have audited the accompanying consolidated balance sheet of Arvig Telcom, Inc. and subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of income, stockholders' equity, and cash flows for the three years in the period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain consolidated subsidiaries which statements reflect total assets of
    $17,292,330   and  $16,855,506   as   of  December 31,   1992   and  1991,
    respectively, and total revenues of $24,212,075 for 1992, $15,951,992 for 1991, and $10,293,488 for 1990. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for those consolidated subsidiaries, is based solely on the reports of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Arvig Telcom, Inc. and subsidiaries as of December 31, 1992 and 1991, and the consolidated results of their operations and their cash flows for the three years in the period ended December 31, 1992, in conformity with generally accepted accounting principles.


                                 OLSEN, THIELEN & CO., LTD.


    St. Paul, Minnesota
    February 18, 1993

                           INDEPENDENT AUDITOR'S REPORT





    Board of Directors
    Interlake Cablevision, Inc.
    (A Wholly Owned Subsidiary of
      Arvig Telcom, Inc.)
    Pequot Lakes, Minnesota


    We have audited the accompanying balance sheets of INTERLAKE CABLEVISION, INC. (A Wholly-Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1992 and 1991, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of INTERLAKE CABLEVISION, INC. (A Wholly-Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1992 and 1991, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                       LARSON, ALLEN, WEISHAIR & CO.


    St. Cloud, Minnesota
    February 26, 1993

                           INDEPENDENT AUDITOR'S REPORT





    Board of Directors
    U.S. Link, Inc.
    (A Wholly Owned Subsidiary of
      Arvig Telcom, Inc.)
    Pequot Lakes, Minnesota


    We have audited the accompanying consolidated balance sheets of U.S. LINK, INC. and subsidiary (A Wholly-Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1992 and 1991, and the related consolidated statements of income, retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. LINK, INC. and subsidiary (A Wholly-Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1992 and 1991, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                       LARSON, ALLEN, WEISHAIR & CO.

    St. Cloud, Minnesota
    February 26, 1993

                           INDEPENDENT AUDITOR'S REPORT





    Board of Directors
    Velstar Systems, Inc.
    (A Wholly Owned Subsidiary of
      Arvig Telcom, Inc.)
    Pequot Lakes, Minnesota


    We have audited the accompanying balance sheets of VELSTAR SYSTEMS, INC. (A Wholly-Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1992 and 1991, and the related statements of operations, related deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VELSTAR SYSTEMS, INC. (A Wholly-Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1992 and 1991, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                       LARSON, ALLEN, WEISHAIR & CO.


    St. Cloud, Minnesota
    February 26, 1993

                                  ARVIG TELCOM, INC. AND SUBSIDIARIES

                                      CONSOLIDATED BALANCE SHEET
                                      DECEMBER 31, 1992 AND 1991



                                                ASSETS
                                                        1992           1991
                                                    ------------    ------------
    CURRENT ASSETS:
     Cash and Cash Equivalents                      $ 4,080,262     $2,375,026
     Marketable Securities                            1,962,359      1,494,952
     Due from Customers, Net of Allowance for
        Doubtful Accounts of $145,000 and $97,000     2,786,467      2,617,923
     Income Taxes Receivable                            338,191        316,569
     Other Accounts Receivable                        1,260,512      1,287,342
     Inventories                                        345,272        448,090
     Prepaid Expenses                                   162,965         86,959
                                                    ------------    -----------
        Total Current Assets                         10,936,028      8,626,861
                                                    ------------    -----------

    INVESTMENTS AND OTHER ASSETS:
     Notes Receivable                                   344,202        312,202
     Investments                                      2,703,111      2,079,696
     Noncompete Covenants, Net of Amortization
        of $882,720 and $324,694                      1,607,360      2,165,386
     Excess of Cost Over Net Assets of
        Consolidated Subsidiaries, Net of
        Amortization of $470,624 and $442,803           642,198        670,019
     Other Intangibles, Net of Amortization of
        $166,956 and $342,441                           603,898        950,932
     Other Assets                                       294,486        163,517
                                                    ------------    -----------
        Total Investments and Other Assets            6,195,255      6,341,752
                                                    ------------    -----------

    PROPERTY, PLANT AND EQUIPMENT:
     Telecommunications Plant in Service             42,619,407     37,752,200
     Cable Television Plant in Service                3,278,931      3,173,238
     Other Property                                   3,511,706      3,436,084
     Plant Under Construction                           376,990      1,610,341
     Accumulated Depreciation                       (20,459,171)   (19,274,483)
                                                    ------------    -----------
        Net Property, Plant and Equipment            29,327,863     26,697,380
                                                    ------------    -----------


    TOTAL ASSETS                                    $46,459,146    $41,665,993
                                                    ============   ===========

    The accompanying notes are an integral part of the consolidated financial statements.

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
                                                        1992           1991
                                                    -----------    -----------
    CURRENT LIABILITIES:
     Current Portion of Long-Term Debt              $ 1,330,000     $1,200,000
     Notes Payable                                            -      2,059,374
     Accounts Payable                                 3,003,707      1,995,134
     Accrued Taxes                                      240,866        295,907
     Accrued Pension                                    278,344        392,715
     Other Current Liabilities                          795,653        775,141
                                                    ------------    -----------
        Total Current Liabilities                     5,648,570      6,718,271
                                                    ------------    -----------



    LONG-TERM DEBT                                   20,706,510     15,367,081
                                                    ------------    -----------


    DEFERRED CREDITS AND LIABILITIES:
     Investment Tax Credits                             730,805        873,986
     Income Taxes                                     2,988,153      3,112,322
     Other Liabilities                                   19,773         18,483
                                                    ------------    -----------
        Total Deferred Credits and Liabilities        3,738,731      4,004,791
                                                    ------------    -----------



    STOCKHOLDERS' EQUITY:
     Common Stock - Class A Voting, $1 Par Value,
        500,000 Shares Authorized, 4,370 Shares
        Issued and Outstanding                            4,370          4,370
     Common Stock - Class B Nonvoting, $1 Par Value,
        500,000 Shares Authorized, 39,330 Shares
        Issued and Outstanding                           39,330         39,330
     Retained Earnings                               16,321,635     15,532,150
                                                    ------------    -----------
        Total Stockholders' Equity                   16,365,335     15,575,850
                                                    ------------    -----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $46,459,146    $41,665,993
                                                    ============   ===========

                                  ARVIG TELCOM, INC. AND SUBSIDIARIES

                                   CONSOLIDATED STATEMENT OF INCOME
                             YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


                                                    1992             1991            1990
                                                -------------    -----------     -------------
    REVENUES:
     Long-Distance Carrier Services             $ 21,911,853     $13,815,597     $ 9,021,650
     Local Exchange Company Services               9,350,512       9,981,322       9,283,585
     Cable Television Services                       890,010         769,054         628,774
     Other Services                                  600,793         571,622         633,310
                                                -------------    -----------     ------------
        Total Revenues                            32,753,168      25,137,595      19,567,319
                                                -------------    -----------     ------------

    COSTS AND EXPENSES:
     Cost of Long-Distance Carrier Services       14,805,925       7,901,151       5,160,871
     Maintenance and Rents                         3,018,004       2,881,470       3,031,004
     Depreciation and Amortization                 4,657,926       4,437,580       3,250,701
     Sales, Marketing and Customer Services        2,715,206       3,007,740       1,440,036
     General and Administrative                    4,824,418       4,564,524       3,236,607
                                                -------------    -----------     ------------
        Total Costs and Expenses                  30,021,479      22,792,465      16,119,219
                                                -------------    -----------     ------------

    OPERATING INCOME                               2,731,689       2,345,130       3,448,100

    OTHER INCOME                                     288,899         250,594         306,133

    INTEREST EXPENSE                              (1,147,482)     (1,121,709)       (936,282)
                                                -------------    -----------     ------------

    INCOME BEFORE INCOME TAXES                     1,873,106       1,474,015       2,817,951

    INCOME TAXES                                     646,621         422,023         932,726
                                                -------------    -----------     ------------

    NET INCOME                                  $  1,226,485     $ 1,051,992     $ 1,885,225
                                                =============    ===========     ============

    EARNINGS PER SHARE                          $      28.07     $     24.07     $     43.04
                                                =============    ===========     ============

    DIVIDENDS PER SHARE                         $      10.00     $     10.00     $     10.00
                                                ============     ===========     ===========

    The accompanying notes are an integral part of the consolidated financial statements.

                                  ARVIG TELCOM, INC. AND SUBSIDIARIES

                            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                             YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990



                                   Class A             Class B
                                 Common Stock       Common Stock                       Total
                             --------------------------------------     Retained    Stockholders'
                              Shares    Amount     Shares   Amount     Earnings        Equity
                             ---------  -------   -------  -------   -----------      ----------

    BALANCE on
     December 31, 1989         4,414    $ 4,414   39,726   $39,726   $13,653,967    $13,698,107

       Company Stock Reacquired  (44)       (44)    (396)     (396)     (181,834)      (182,274)
       Net Income                                                      1,885,225      1,885,225
       Dividends                                                        (440,200)      (440,200)
                              -------   -------   -------  --------  ------------   ------------

    BALANCE on
     December 31, 1990         4,370      4,370   39,330    39,330    14,917,158     14,960,858

       Net Income                                                      1,051,992      1,051,992
       Dividends                                                        (437,000)      (437,000)
                              -------   -------   -------  --------  ------------   ------------

    BALANCE on
     December 31, 1991         4,370      4,370   39,330    39,330    15,532,150     15,575,850

       Net Income                                                      1,226,485      1,226,485
       Dividends                                                        (437,000)      (437,000)
                              -------   -------   -------  --------  ------------   ------------

    BALANCE on
     December 31, 1992         4,370    $ 4,370   39,330   $39,330   $16,321,635    $16,365,335
                              =======   =======   =======  ========  ============   ============


    The accompanying notes are an integral part of the consolidated financial statements.

                                  ARVIG TELCOM, INC. AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENT OF CASH FLOWS
                             YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


                                                    1992             1991            1990
                                                --------------   -----------     ------------
    CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                 $  1,226,485     $ 1,051,992     $ 1,885,225
     Adjustments to Reconcile Net Income to Net
       Cash Provided By Operating Activities:
         Depreciation and Amortization             4,657,926       4,437,580       3,250,701
         Loss on Cellular Partnerships                12,005         185,085         181,378
         Loss on Sale of Property and Equipment      128,399              --              --
         Gain on Sale of Investment                   (2,600)        (27,278)        (27,500)
         Changes in Assets and Liabilities:
           (Increase) Decrease in:
             Due from Customers                     (168,544)     (1,304,332)        (23,179)
             Income Taxes Receivable                 (21,622)        (43,999)       (272,570)
             Other Accounts Receivable                26,830         643,709         268,763
             Inventories                             102,818         (72,401)        (34,132)
             Prepaid Expenses                        (76,006)        129,229        (151,614)
           Increase (Decrease) in:
             Accounts Payable                      1,008,573        (348,550)        274,778
             Accrued Taxes                           (55,041)         97,258        (352,712)
             Accrued Pension                        (114,371)        142,442         127,534
             Other Current Liabilities                20,512         390,787          32,056
             Deferred Investment Tax Credits        (143,181)       (145,367)       (146,333)
             Deferred Income Taxes                  (124,169)       (299,456)        (20,252)
             Other Liabilities                         1,290          (6,760)         (1,761)
                                                -------------    -----------     ------------
                Net Cash Provided By
                   Operating Activities            6,479,304       4,829,939       4,990,382
                                                -------------    -----------     ------------

    CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to Property, Plant and
       Equipment, Net                             (6,454,818)     (4,645,301)     (5,052,050)
     Issuance of Notes Receivable                         --              --         (80,000)
     Collection of Notes Receivable                       --          85,000          29,526
     Decrease in Equipment Contracts                      --        (255,192)             --
     Purchase of Investments                        (635,420)       (713,291)       (697,653)
     Sale of Investments                                  --          26,077          21,245
     Purchase of Marketable Securities              (569,047)     (1,086,774)        (82,995)
     Sale of Marketable Securities                   104,240         194,245          60,999
     (Increase) Decrease in Other Assets            (164,597)        (38,473)         11,346
     Increase in Other Intangibles                   (27,481)     (1,268,673)            (21)
     Purchase of Noncompete Covenants                     --      (2,326,080)             --
                                                -------------    -----------     ------------
       Net Cash Used in Investing Activities      (7,747,123)    (10,028,462)     (5,789,603)
                                                =============    ===========     ============


    The accompanying notes are an integral part of the consolidated financial statements.

                                  ARVIG TELCOM, INC. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)
                             YEARS ENDED DECEMBER 31, 1992, 1991 AND 1990


                                                    1992             1991            1990
                                                 -------------   -----------     ------------
    CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from Issuance of Long-Term Debt   $  4,686,062     $ 4,710,301     $ 2,024,893
     Principal Payments of Long-Term Debt         (1,216,633)       (687,195)       (545,835)
     Dividends Paid                                 (437,000)       (437,000)       (440,200)
     Company Stock Reacquired                             --              --        (182,274)
     Principal Payment of Note Payable               (59,374)       (214,626)       (100,000)
                                               -------------     -----------     ------------
        Net Cash Provided By
            Financing Activities                   2,973,055       3,371,480         756,584
                                               -------------     -----------     ------------

    NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                              1,705,236      (1,827,043)        (42,637)

    CASH AND CASH EQUIVALENTS
     At Beginning of Year                          2,375,026       4,202,069       4,244,706
                                               -------------     -----------     ------------

    CASH AND CASH EQUIVALENTS
     At End of Year                             $  4,080,262     $ 2,375,026     $ 4,202,069
                                                =============    ===========     ============

    NONCASH INVESTING ACTIVITY:

     Sale of Property, Plant and Equipment      $     32,000     $        --     $        --
                                                =============    ===========     ============

    NONCASH FINANCING ACTIVITY:

     Acquisition of Long-Distance Carrier       $         --     $   124,000     $        --
                                                =============    ===========     ============

     Refinancing of Note Payable by Issuance
        of Long-Term Debt                       $  2,000,000     $        --     $        --
                                                =============    ===========     ============


    The accompanying notes are an integral part of the consolidated financial statements.

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



    NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. Description of Business - Arvig Telcom, Inc. owns and operates two independent telecommunications companies, Arvig Telephone Company and Bridge Water Telephone Company; one inter-exchange telecommunications carrier, U.S. Link, Inc; one cable television company, Interlakes Cable Vision, Inc.; one cellular telephone investing company, Arvig Cellular, Inc.; and two support service companies, North Country Data, Ltd. and Velstar Systems, Inc. In addition, U.S. Link, Inc. owns another inter-exchange telecommunications carrier, ABT Long Distance Service and Arvig Telephone Company owns a finance support company, Arvig Finance, Inc.

    B.  Consolidation  -  The consolidated  financial  statements  include the
    accounts  of  the  Company  and  its  wholly  owned  subsidiaries.     All
    significant intercompany transactions and accounts have been eliminated.

    The consolidated financial statements have been prepared in conformity with generally accepted accounting principles including certain accounting practices prescribed by the Federal Communications Commission (FCC) and the state regulatory commission in Minnesota.

    C. Cash Equivalents - For purposes of the statement of cash flows, the Company considers all temporary cash investments to be cash equivalents. These temporary cash investments are highly liquid debt securities held for cash management purposes that have insignificant risk of changes in value. Temporary cash investments at December 31, 1992 and 1991 totaled $1,175,674 and $446,994, respectively.

    D. Property and Depreciation - Property and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. If telecommunication or cable television plant assets are sold, retired or otherwise disposed of, the cost plus removal costs less salvage, is charged to accumulated depreciation. Any gains or losses on other property retirements are reflected in the current year operations.

    Depreciation is computed using the straight-line method based on estimated service or remaining useful lives. Depreciation expense was $3,545,760 in 1992, $3,735,961 in 1991, and $3,663,936 in 1990. During 1990, the
    Company reduced the life for certain central office equipment in order to depreciate the remaining balance of the central office equipment by December 31, 1991. This resulted in $537,000 of additional depreciation expense in 1991 and 1990. Composite depreciation rates are as follows:

                                                     1992      1991      1990
                                                    -------   ------    ------
       Telecommunications Plant                       7.0%      8.5%     8.2%
       Cable Television Plant                         7.3       7.4      6.6
       Other Property                                17.5      13.1     10.6

    E. Inventories - Materials and supplies are recorded at average cost. Merchandise for resale inventories are recorded at the lower of average first-in, first-out cost or market. Inventories consisted of the following:
                                                      1992       1991
                                                   --------    ---------

       Materials and Supplies                      $ 91,752    $159,445
       Merchandise for Resale                       253,520     288,645
                                                   --------    ---------
          Total                                    $345,272    $448,090
                                                   ========    =========

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



    NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    F. Investments - Cellular partnerships and the investment in Northern Fiber, Inc. are recorded on the equity method of accounting, which reflects original cost and recognition of the Company's share of income or losses from the investments. Other investments are recorded at cost which approximates market value.

    G. Revenue Recognition - Revenues are recognized when earned. Telephone network access and long-distance services are furnished jointly with other companies. Local exchange companies access charges are billed to long distance toll carriers based on interstate tariffs filed with the FCC by the National Exchange Carrier Association, and state tariffs filed with the state regulatory body. Access charge revenues and settlements are based on cost studies and on average schedules. Revenues based on cost studies are estimated pending finalization of the studies.

    H. Income Taxes and Investment Credit - Income taxes are provided based on income reported in the financial statements. Deferred income taxes are provided to reflect the effect of the recognition of revenue and expense in different periods for financial and tax reporting purposes. Investment tax credits have been deferred and reduce income tax expense over the estimated service lives of the related assets.

    I. Intangible Assets - The Company is amortizing intangible assets using the following periods:

       Noncompete Covenants                       3-5 Years
       Excess of Cost Over Net Assets
          of Consolidated Subsidiaries             40 Years
       Other Intangible Assets                    3-5 Years

    J. Earnings Per Share - Earnings per share have been calculated by dividing net income by the weighted average number of common shares outstanding during each year. The weighted average shares outstanding were 43,700 for both 1992 and 1991 and 43,806 for 1990.


    NOTE 2 - MARKETABLE SECURITIES

    Marketable securities are recorded at the lower of aggregate cost or market value. Market values on December 31, 1992 and 1991 were approximately $2,067,000 and $1,566,000. Other income includes gains on sales of marketable securities of $2,600, $27,278 and $27,500 in 1992, 1991 and 1990. At December 31, 1992, gross unrealized gains pertaining to the marketable securities in the portfolio were approximately $105,000.

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



    NOTE 3 - NOTES RECEIVABLE

    The Company has several unsecured notes receivable from Cellular Mobile Systems of St. Cloud, a partnership which is partially owned by Arvig Cellular, Inc. The notes are due at various times during 1998. Interest rates fluctuate following the First Bank Minneapolis prime rate. On December 31, 1992, the rate was 6%. Interest is due annually; however, the partnership has elected to defer annual interest payments. The balance receivable was $203,000 at December 31, 1992 and 1991.

    The Company has two unsecured notes receivable from Northern Fiber, Inc., which is 30% owned by the Company. The notes are due in 1993 and 1995. The interest rate on these notes is 8.5% and is due annually. The balance receivable was $109,202 in 1992 and 1991. The note due in 1993 was refinanced by a note receivable in 1998.

    The Company sold property on a contract for deed basis in 1992. The contract requires monthly payments of principal and 8% interest through January, 1998. The balance receivable was $32,000 and $-0- in 1992 and 1991.


    NOTE 4 - INVESTMENTS

    Investments consist of the following:
                                                            1992       1991
                                                        -----------  ---------

       Cellular Partnerships                            $  629,092 $   305,090
       Northern Fiber, Inc.                                 57,963      57,963
       Rural Telephone Bank Stock                          735,625     605,575
       Independent Telecommunications
           Network, Inc. Stock                             257,040     257,040
       U.S. Intelco Networks, Inc. Stock                    39,497      39,497
       Minnesota Equal Access Network
           System, Inc. Stock                              292,210     292,210
       Rural Cellular Corporation Stock                    261,919     261,919
       RTFC Capital Term Certificates                      324,900     236,810
       St. Paul Bank for Cooperatives Stock                 23,368       9,611
       Other                                                81,497      13,981
                                                        ----------- ----------

                                                        $2,703,111 $ 2,079,696
                                                        =========== ==========

    Cellular Partnerships consist of the following:

                                                     1992                     1991
                                    -----------------------------------------------
                      Percent of                  Cumulative
        Company        Ownership       Cost     Income (Loss)        Total      Total
  ------------------   ------------------------ -------------   ---------   ----------
    Duluth MSA Limited   16.33%     $1,343,423    $(785,284)    $558,139    $303,233
    CMS of St. Cloud     14.29%        43,000        27,953       70,953       1,857
                                    ----------    ---------     ---------   ---------
         Total                      $1,386,423    $(757,331)    $629,092    $305,090
                                    ==========    =========     =========   =========

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



    NOTE 4 - INVESTMENTS (Continued)

    For the above partnership, the Company's share of operating losses, net of operating income was $12,005, $181,012 and $158,656 in 1992, 1991 and
    1990. The Partnerships may require future capital contributions from the limited partners.

    Prior to April 1, 1991, the Company had partnership interests in two partnerships that operated rural cellular franchises. The Company's share of operating losses was $4,073 in 1991 and $22,722 in 1992.

    On April 1, 1991, six partnerships (including the two referred to above) formed the Rural Cellular Corporation. The Company's investment in the partnerships was transferred to the new corporation. The Company has a 4.04% ownership, so the investment is recorded at cost.


    NOTE 5 - NONCOMPETE COVENANTS

    On July 1, 1991, ABT Long Distance Services, Inc. entered into an agreement with former key individuals of Advanced Business Telephone, Inc. in which the Company agreed to make payments to these individuals in exchange for their agreement not to compete with the Company for periods of three to five years. The aggregate amount of these payments was $2,300,000.

    Additional noncompete covenants exist pertaining to the acquisition of Alexander Long Distance in 1991 and Brainerd Telecom, Ltd. in 1988. These amounts are being amortized over periods of three to five years.


    NOTE 6 - LONG-TERM DEBT

    Long-term debt is as follows:
                                                     1992             1991
                                                 -----------    -------------
       REA:
          2%                                     $ 1,869,217    $  2,012,321
          5%                                       1,464,223       1,509,732
       RTB:
          6.14%                                    2,731,050              --
          6.5%                                     1,687,360       1,745,595
          7.5%                                     5,101,646       3,656,615
          8.0%                                     1,043,702       1,072,057
       Deferred Interest                                  37             177
       RTFC Notes                                  3,533,119       1,753,390
       St. Paul Bank for Cooperatives:
          Variable                                 3,673,500       4,358,000
          Fixed                                      459,194         459,194
       Contracts Payable                             473,462              --
                                                 -----------   -------------
          Total                                   22,036,510      16,567,081
       Less Amount Due Within One Year             1,330,000       1,200,000
                                                 -----------    -------------

          Long-Term Debt                         $20,706,510    $ 15,367,081
                                                 ===========    =============

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



    NOTE 6 - LONG-TERM DEBT (Continued)

    The  mortgage notes  payable to  the Rural  Electrification Administration
    (REA), and the Rural Telephone Bank (RTB) are secured by substantially all assets of the Company's two telephone subsidiaries. The REA and RTB notes are payable in equal monthly and quarterly installments of principal and interest beginning two and three years after the date of the issue and will be fully repaid at various times from 1993 to 2021. Advance payments of $42,369 may be applied to these installments.

    Unadvanced loan funds on an RTB  loan commitment of $510,300 are available
    to the Company at December 31, 1992.   These funds are expected to be used
    to pay the outstanding balance of contracts payable for plant additions.

    The mortgage notes to the Rural Telephone Finance Company (RTFC) are payable in quarterly principal payments based on an amortization schedule. The final payments on the notes will be in 2004 and 2008. The interest rates are variable based on the cost of funds and are at 5.0% at December 31, 1992. The notes are secured by the stock of Bridge Water Telephone Company and substantially all assets of Arvig Telephone Company.

    The notes payable to the St. Paul Bank for Cooperatives are payable in quarterly principal installments of $171,125 plus interest. The principal payments will be applied to the variable portion of the loans until the variable portion is paid in full. At that time, the fixed rate balance will convert back to the variable rate. The interest rate for the variable portion is 1.75% above the Bank's cost of funds and was at 5.8% at December 31, 1992 and 6.3% at December 31, 1991. The rate for the fixed portion is 8.2%. These notes are secured by equipment, inventory and intangibles of ABT Long Distance Services, Inc., intangibles of U.S. Link, Inc. and substantially all of the assets of Interlake Cablevision, Inc.

    Unadvanced loan funds on St. Paul Bank for Cooperatives loan commitments of $310,806 are available to the Company as of December 31, 1992.

    The RTB stock, RTFC certificates, and St. Paul Bank for Cooperatives stock
    were   purchased  pursuant   to  loan   agreements  and   have  redemption
    restrictions.

    The terms of the various notes have restrictions on investments, reacquisition of capital stock, and the payment of cash dividends.

    Principal   payments   required   during   the   next   five  years   are:
    1993 - $1,330,000;   1994 -    $1,410,000;   1995 -   $1,460,000;   1996 -
    $1,370,000; and 1997 - $1,370,000.

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



    NOTE 7 - NOTES PAYABLE

    The Company has a sixty-month revolving line of credit from the RTFC which enables the Company to borrow up to $900,000. The obligations on the line are unsecured and require quarterly interest payments at the prevailing bank prime rate plus 1.5%. The agreement also requires that the loan balances be reduced to zero for at least five consecutive business days at least once a year. There have been no borrowings on this line of credit.

    In 1991 and part of 1992, the Company had another line of credit with identical terms for $3,500,000. The Company had borrowed $2,000,000 against this line of credit, and in 1992 it refinanced the $2,000,000 with the RTFC mortgage note discussed in Note 6. At that time, this line of credit was terminated.

    The  Company had  an unsecured  note payable  to Alexandria  Long Distance
    Company due in variable  monthly payments  until December 31,  1992.   The
    balance as of December 31, 1992 and 1991 was $-0- and $59,374.

    NOTE 8 - EMPLOYEE RETIREMENT BENEFITS

    The Company has a defined benefit pension plan covering employees who meet certain age and service requirements. The benefits are based upon years of service and the employee's compensation during the five consecutive years of the last ten years of employment that the employee's compensation was the highest.

    The following table shows the plan's funded status and amounts recognized in the Company's balance sheet:

       Actuarial Present Value of Benefit Obligations:
                                                        1992         1991
                                                     ----------   ----------

           Vested                                   $  986,039    $1,065,532
           Nonvested                                    57,879        33,082
                                                    -----------   ----------
                Accumulated Benefit Obligation       1,043,918     1,098,614
           Effect of Assumed Rate of Compensation
                Increases                            1,234,721     1,021,844
                                                    -----------   ----------
                Projected Benefit Obligation for
                    Service Rendered to Date         2,278,639     2,120,458
           Plan Assets at Fair Value Consisting of
                Group Annuity Contracts             (1,825,492)   (1,768,483)
                                                    -----------   ----------
           Projected Benefit Obligation in Excess
                of (Less Than) Plan Assets             453,147       351,975
           Unrecognized Net Gain (Loss) From
                Past Experience Different From
                That Assumed and Effects of Changes
                in Assumptions (Being Recognized
                Over 10 Years)                        (162,498)       53,558
           Unrecognized Obligation at January 1, 1989
                (Being Recognized Over 10 Years)       (12,305)      (12,818)
                                                    -----------   ----------

                    Accrued Pension Expense         $  278,344    $  392,715
                                                    ===========   ==========

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



    NOTE 8 - EMPLOYEE RETIREMENT BENEFITS (Continued)

                                                    1992        1991         1990
                                                 ----------   ----------  -----------
       Pension expense included the following
          components:
             Service Cost - Benefits Earned
                 During the Period               $  241,710   $ 164,706   $  119,014
             Interest Cost on Projected Benefit
                 Obligation                         143,050     120,066      129,359
             Actual Return on Plan Assets          (115,685)   (156,565)    (142,323)
             Amortization and Deferral, Net          (4,600)     27,772       21,484
                                                 ----------   ----------  -----------

                 Net Pension Expense             $  264,475   $ 155,979   $  127,534
                                                 ==========   ==========  ===========

    The following assumptions were used to determine the funded status of plan:

       Discount Rate                                  7.5%        8.0%        8.0%
       Rate of Increase in Compensation               5.5         5.5         5.5
       Expected Long-Term Rate of Return on
          Plan Assets                                 7.5         8.0         8.0

    NOTE 9 - INCOME TAXES AND INVESTMENT TAX CREDITS

    Differing depreciation methods used for financial statement reporting and income tax reporting result in timing differences between income reported for tax and financial statement purposes. Other timing differences are created by differing tax and financial statement treatment of deferred retirements, interest charged to construction, cellular partnership losses, and certain expense accruals.

    The provision for income tax expense consists of the following:

                                                    1992        1991         1990
                                                 ----------   ----------  -----------
       Current Income Taxes:
          Federal                                 $ 718,117   $ 677,732    $ 843,019
          State                                     195,854     189,114      256,292
       Deferred Income Taxes:
          Federal                                   (91,757)   (256,678)     (26,099)
          State                                     (32,412)    (42,778)       5,847
       Investment Tax Credit:
          Amortized                                (143,181)   (145,367)    (146,333)
                                                  ---------   ---------    ----------

          Total Income Tax Expense                $ 646,621   $ 422,023    $ 932,726
                                                  =========   =========    ==========

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



    NOTE 9 - INCOME TAXES AND INVESTMENT TAX CREDITS (Continued)

    The differences which cause the effective tax rate to vary from the statutory federal income tax rate of 34 percent in 1992, 1991 and 1990 are as follows:

                                                    1992        1991         1990
                                                 ---------    ---------   -----------

       Statutory Rate                               34.0%       34.0%       34.0%
       Effect of State Income Taxes, Net of
          Federal Tax Benefit                        8.7         6.6         6.1
       Amortization of Investment Tax Credits       (7.6)       (9.9)       (5.2)
       Other                                         (.6)       (2.1)       (1.8)
                                                    -----       -----       -----

          Effective Rate                            34.5%       28.6%       33.1%
                                                    =====       =====       =====

    Sources of deferred taxes and related tax effects are as follows:

                                                    1992        1991         1990
                                                 -----------  ----------  -----------
       Depreciation                               $(114,990)  $ (71,203)  $  140,512
       Uniform Cost Capitalization                  (33,424)     (4,832)          --
       Accrued Expenses                              20,327    (111,639)     (90,341)
       Alternative Minimum Tax                       27,315     (62,115)     (89,496)
       Bad Debts                                    (13,289)    (18,041)      13,339
       Cellular Partnership Loss                     (5,761)    (19,467)       9,378
       Other                                         (4,347)    (12,159)      (3,644)
                                                  ---------   ----------  -----------

          Total                                   $(124,169)  $(299,456)  $  (20,252)
                                                  =========   ==========  ===========

    Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes", effective in 1993, amends the income tax accounting rules. Under existing rules, deferred income taxes are provided at the tax rates in effect for the year in which timing differences originate and are not adjusted for subsequent changes in tax rates. The new standard, however, will require that deferred income tax balances be adjusted for changes in the income tax rates. The adoption of Statement No. 109 will not have a material effect on the Company's financial position or results of operations.

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



    NOTE 10 - LEASES

    The Company has entered into various agreements to lease office space, fiber optic cable, and conduit space from independent third parties. The terms of the leases are from four to ten years. All leases will expire by October 1, 1998, but renewal options are available.

    Future minimum lease payments consist of the following:

       Year Ending December 31,                    Amount
       ------------------------                  -----------

           1993                                  $  437,415
           1994                                     173,709
           1995                                     147,314
           1996                                     121,797
           1997                                     121,797
           Later Years                              101,034
                                                 ----------

               Total                             $1,103,066
                                                 ==========

    Lease  expense for  1992, 1991  and  1990 was  $1,533,933, $1,090,979  and
    $698,512.

    The Company has entered into various agreements to lease fiber optic cable and conduit space to independent third parties at a fixed cost for a period of 4 to 10 years. All leases are operating leases. These leases are accounted for on an as-earned basis and any prepayments are recorded as deferred lease income.

    Future minimum rentals to be received on non-cancelable leases are as follows:

       Year Ending December 31,                    Amount
       ------------------------                  ----------
           1993                                  $1,214,144
           1994                                     591,856
           1995                                     416,301
           1996                                     190,697
           1997                                     190,697
           Later Years                              393,946
                                                 ----------

               Total                             $2,997,641
                                                 ==========


    NOTE 11 - SUPPLEMENTAL CASH FLOW INFORMATION

                                                    1992        1991         1990
                                                 ----------   ----------  -----------
       Cash Payments For:
          Interest                               $1,163,084   $1,036,379  $  963,312
          Income Taxes                              930,500   1,120,443    1,570,937